UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37950 (Commission File Number)	20-4118216 (IRS Employer Identification No.)
190 N. Canon Drive, 4th Fl. Beverly Hills, CA (Address of principal executive offices)		90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNUS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       On October 8, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the holders of 151,974,102 shares of the Company’s common stock were present at the meeting or represented by proxy, which represents 50.52% of the total shares of outstanding common stock entitled to vote as of the record date of August 11, 2021.

(b)       The following actions were taken in the Annual Meeting:

(1)	The following seven nominees were elected to serve on the Company’s Board of Directors until the Company’s 2022 annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Name of Director Nominees	Votes For	Votes Withheld
Andy Heyward	[61,180,584]	[3,139,727 ]
Joseph “Gray” Davis	[61,842,775]	[2,477,536 ]
Lynne Segall	[61,202,415]	[3,117,896]
P. Clark Hallren	[54,801,415	[9,518,896]
Anthony Thomopoulos	[54,492,195]	[9,828,116]
Margaret Loesch	62,063,356	2,256,955
Michael Klein	[62,257,342]	2,062,969
Karen McTier	[62,252,190]	[2,068,121]
Dr. Cynthia Turner-Graham	[62,328,003]	[1,992,308]

(2)	The selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, was ratified, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Vote
[147,581,086 ]	[1,440,155]	[2,952,861]	[0]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: October 14, 2021	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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